Exhibit 10.13

Supplier Agreement

Supplier:	Fujian Quanzhou Zhong Yuan Long Chemistry Industry Co., Ltd.
Tel: 0595-86592788; Fax: 0595-86592777
Address:	Fujian Nanan City Meishanzhen Zhongnianshan Industry Park
Account No. with Industry and Commercial Bank of China:
1408 0146 0110 1878 738
Account Name:	Huang Su Lian

Buyer:	Fujian Zhongde Technology Co., Ltd
Tel: 0591- 8577 1034; Fax: 0591-2839 7168
Address:	Fuqing Longtianzhen Fulu Industry Park
Tax No.: 3501 8161 1842 24X

Date:	March. 05, 2007
Place:	Fuqing

According to the "Contract Law of P.R. of China" and friendly negotiation, both parties of supplier and buyer, agreed to fulfill this contract on the following clauses:

I. Name, index, quantity, unit price and package of goods:

Name of Product	Quantity(T)	Unit price (including tax)	Amount(yuan)
Stearic Acid	510	2,500 yuan/T	1,275,000

II. Delivery and Balance Method: Instant test after products’ arrival, pay cash after test, then unload and supplier take back the barrels
III. Transportation method and expense: the supplier undertake the expense of goods transportation
IV. Term of payment: March 31th, 2007, Supplier shall afford the loss if delivery delayed
V. If both parties involved in disputes, it shall be solved through negotiation first; If not, shall issue at the local court.
VI. Other. Each Party keep one copy, effective at the above signature date and expiration date is March 31th, 2007

Supplier(SEAL): Fujian Quanzhou Zhong Yuan Long Chemistry Industry Co., Ltd.

Buyer(SEAL): Fujian Zhongde Technology Co., Ltd